POMEROY IT SOLUTIONS, INC.
                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into this 13 day of February, 2006, by and between POMEROY IT SOLUTIONS, INC. ("Company"), a Delaware corporation, and KEITH BLACHOWIAK ("Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company;

     WHEREAS, the parties desire to enter into an Employment Agreement to provide responsibilities, duties, benefits, and compensation for Employee;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein set forth, the parties hereby covenant and agree as follows:

     1.     Employment.  The  Company  agrees  to  employ  the Employee, and the
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Employee  agrees  to  be  employed  by the Company, upon the following terms and conditions.

     2.     Term.  The  initial  term  of Employee's employment pursuant to this
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Agreement  shall  begin  on  the  1st day of March, 2006 ("effective date"), and shall continue for a period of three (3) years thereafter, unless terminated earlier pursuant to the provisions of Section 10, provided that Sections 8, 9, 10(b), 11, if applicable, and 12, if applicable, shall survive the termination of such employment and shall expire in accordance with the terms set forth therein.

     3.     Renewal Term.  The term of Employee's employment shall automatically
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renew  for  additional  consecutive  renewal terms of one (1) year unless either party gives written notice of his/its intent not to renew the terms of the Agreement ninety (90) days prior to the expiration of the then expiring term. Employee's base salary for each renewal term shall be negotiated and mutually agreed upon by and between the Company and Employee. However, in no event shall Employee's annual base salary for any renewal term be less than the base salary in effect for the prior year.

     4.     Duties.  Employee  shall  serve  as  Chief  Information  Officer and
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Senior  Vice President of Information Technology.  Employee shall be responsible to and report directly to Steve Pomeroy, the President and Chief Executive Officer of the Company. Employee shall devote his best efforts and substantially all his time during normal business hours to the diligent, faithful and loyal discharge of the duties of his employment and towards the proper, efficient and successful conduct of the Company's affairs. Employee further agrees to refrain during the term of this Agreement from making any sales of competing services or products or from profiting from any transaction involving computer services or products for his account without the express written consent of Company.

     5.     Compensation.  For  all services rendered by the Employee under this
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Agreement,  Employee  shall  receive compensation based on the compensation plan attached  hereto  and  incorporated  herein  by  reference  as  Exhibit  "A".

          (a) Signing Bonus - The Company hereby agrees to provide Employee with a signing bonus, in the form of 50,000 fully vested stock options, as additional consideration for his execution of and agreement to the terms of this Agreement. Employee understands that the Company's award of such stock options is contingent upon his execution of this Agreement with the Company and that the award shall be made on the effective date hereof as follows: Employee shall be awarded the right to acquire 50,000 shares of common stock, .01 par value, of Pomeroy IT Solutions, Inc., which shall be fully vested and subject to the conditions contained in the Pomeroy IT Solutions, Inc., Non-Qualified and Incentive Stock Option Plan and the Award Agreement. The term of the Award
Agreement shall be five (5) years. Such award of the stock options to acquire the common stock of Pomeroy IT Solutions, Inc., shall be at the fair market value of such common stock as of the applicable date. For purposes of this Agreement, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).

               Furthermore, so long as Employee remains employed by the Company during the term of this Agreement, he shall be awarded (a) the right to acquire 25,000 shares of common stock, $.01 par value, of Pomeroy IT


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Solutions,  Inc.,  at  the  end  of  the  first year of the initial term of this
Agreement; and (b) the right to acquire 25,000 shares of common stock, $.01 par value, of Pomeroy IT Solutions, Inc., at the end of the second year of the initial term of this Agreement. Employee acknowledges and understands that any such stock options awarded to him hereunder at the end of the first and second year of the initial term of this Agreement shall be subject to a three (3) year vesting schedule and any other conditions contained in the Pomeroy IT Solutions, Inc., Non-Qualified and Incentive Stock Option Plan and the Award Agreement.
Such award of the stock options to acquire the common stock of Pomeroy IT Solutions, Inc., shall be at the fair market value of such common stock as of the applicable date. For purposes of this Agreement, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).

          (b) Employee hereby acknowledges that Company reserves the right to modify, alter, or amend such pay plan, at any time, in the event there are changes in the Company's business model due to events which include, but are not necessarily limited to mergers, acquisitions, corporate re-organization/re-structure, material changes to industry standards or practices which affect the Company. Any and all such modifications shall be made by mutual agreement of the parties, reduced to writing as an amendment to this Agreement and signed by both parties. So long as any such modifications, alterations or amendments to the compensation plan provided in this Section 5 and Exhibit A hereto are agreed to in writing by the parties same shall not constitute a breach of this Agreement or otherwise qualify as a default event hereunder.

     6.     Fringe Benefits.  During  the term of this Agreement, Employee shall
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be  entitled  to  the  following  benefits:

          (a) Health Insurance - During the term of this Agreement, Employee shall be provided with the standard medical health and insurance coverage maintained by Company on its employees.

          (b) Vacation - Employee shall be entitled each year to three (3) weeks vacation, during which time his compensation will be paid in full, in accordance with the Company's standard written policy for same.

          (c) Retirement Plan - Employee shall participate, after meeting eligibility requirements, in any qualified retirement plans and/or welfare plans maintained by the Company during the term of this Agreement.

          (d) Communications Allowance - Company shall provide Employee with a communication allowance as provided for on Exhibit A hereto in the sum of $250.00 per month during the term of this Agreement. Said communication allowance is intended to defray or offset expenses incurred by Employee for use of any and all remote communication devices in the course and scope of Employee's employment hereunder, including, but not limited to, mobile telephones, hand-held wireless devices and/or Internet access.

          (e) Life Insurance - If applicable, Company shall maintain on the life of Employee, provided he is insurable at standard rates a term life insurance policy in the amount of $500,000.00 as provided for on Exhibit A hereto. Employee shall have the right to designate the beneficiary of such policy. Employee agrees to take any and all physicals that are necessary incident to the issuance and/or renewal of said policy. In addition, Employee agrees to take any and all physicals that are necessary incident to the procurement of key person insurance upon his life by Company. In the even that Employee is not insurable at standard rates during the term of this Agreement, but Employee is able to procure rated coverage, Employee shall have the right to procure coverage for a lower amount of insurance, the cost of which is equivalent to the standard term rate cost of the amount of $500,000.00 coverage as stated on Exhibit A. In the event Employee is not insurable, then Company shall pay Employee an amount equal to the projected cost of the contemplated term insurance in the amount of $500,000.00 as stated on Exhibit A at standard rates.

          (f) Apartment Rental Allowance - Company shall provide Employee with a monthly allowance in the amount of $________ for the rental of an apartment in the Northern Kentucky/Greater Cincinnati area. Employee understands, acknowledges and agrees that such allowance shall be provided to Employee until the earlier of (i) the date upon which he relocates his personal residence to the Northern Kentucky/Greater Cincinnati area. Company and employee will meet annually to review this section and determine the relocation decision. Inasmuch as Company is providing Employee with this monthly apartment rental allowance, Employee shall not be entitled to reimbursement from the Company for any other expenses directly or indirectly related to his living accommodations, including, but not limited to


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meals, lodging, rents and/or utilities of any nature or kind. Until the employee has secured an apartment, which is expected not to exceed April 3rd, 2006, hereof or until such earlier date upon which Employee has identified and made provisions to occupy the temporary housing contemplated under this section, the Company shall reimburse Employee for expenses that he incurs incident to his living accommodations in Hebron Kentucky including hotel accommodations, car rental and the Company's standard per diem allowance for meals. Until such time as a relocation decision has been jointly agreed to by the Company and Employee, the Company shall also reimburse Employee for expenses that he incurs incident to his travel to and from Buffalo, NY to Hebron, Kentucky, including airfare and parking. Employee understands, acknowledges and agrees any and all airline reservations, hotel accommodations and car rentals shall be made through Pomeroy's internal Travel Department and that Employee shall be responsible for seeking reimbursement for any of the aforementioned expenses by submitting expense reports to the Company in accordance with its standard customary practices and polices.

          (g) Health Club Membership - Subject to the CEO's final approval, Employee shall be entitled to select and join a health club of Employee's choice in the Greater Cincinnati/Northern Kentucky area. The Company shall be responsible for the payment of the initiation fee charged by such club incident to Employee becoming a member so long as such membership has been approved by the CEO. In addition, the Company shall be responsible for the recurring membership dues charged for Employee to be a member of the club. Employee understands and acknowledges that the membership shall be established in the name of the Company, but shall be designated as a membership established for the benefit of and use by Employee. Any and all rights and interest in the membership shall be vested in the Company. Employee shall be responsible for any and all other expenses or costs associated with the club membership, including, but not limited to charges for food, beverages, greens fees, cart fees, and court time, unless such expenses are incurred for business purposes and are otherwise reimbursable by the Company under the Company's standard expense reimbursement policy.

          (h) Moving Allowance - In the event Company and Employee mutually agree that it is in both parties best interest for Employee to relocate to the Greater Cincinnati/Northern Kentucky area in order to perform his job functions for the Company, the Company shall provide Employee with a moving allowance of up to a maximum of $50,000.00. The allowance shall be provided to Employee as follows:

               (i) The allowance may be utilized to reimburse Employee for expenses directly related to and incurred incident to Employee's travel, lodging and meal expenses for house hunting related activities in the Greater Cincinnati area and for a professional moving company to transport Employee's personal property from his current Buffalo, NY residence to his new residence in the Greater Cincinnati area. All such expenses shall be documented, substantiated, and directly billed to the Company by a third party in order for such expenses to be paid for under this Section 6(h)(i). Employee understands, agrees and acknowledges that he shall be responsible for obtaining three (3) competitive bids for the professional moving services contemplated hereunder , that Employee shall provide copies of such bids to Company and that Employee shall contract the services of the best and lowest professional bidder.

               (ii) The allowance may be utilized to reimburse to Employee for real estate agent/broker commissions related to or arising out of the sale of Employee's current Buffalo, NY residence and closing costs incurred by Employee incident to the closing on the sale of his current (city/state) residence and/or closing and financing costs incurred by Employee incident to the closing on the purchase of his new residence in the Greater Cincinnati area. All such commissions and/or closing costs must be submitted to Company by Employee for reimbursement, along with copies of Settlement Statements or other closing documents that substantiate Employee's claim for reimbursement under this
Section  6(h)(ii).

               (iii) In no event shall the reimbursement that Employee is eligible for under this Section 6(h)(i) And 6(h)(ii) exceed $50,000.00.

               (4) In the event Employee voluntarily terminates his employment with Pomeroy within one (1) year from the date of this Agreement, Employee understands, acknowledges and agrees that he must reimburse Pomeroy, in full, for all payments made to or on behalf of Employee by the Company under this
Section  6(h).


          (i) Employee shall be responsible for any and all taxes, owed, if any, on the fringe benefits provided


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to  him  pursuant  to  this  Section  6.

     7.     Expenses.  During  the  term  of  Employee's  employment  hereunder,
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Employee  shall  be  entitled  to  receive  prompt  reimbursement  for all other reasonable and customary expenses incurred by Employee in fulfilling Employee's duties and responsibilities hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by Company and such expenses should not otherwise be paid for directly by Employee incident to the home office/communication allowance, automobile allowance and/or entertainment allowance referred to herein above in Section 6.

     8.     Non-Competition  &  Non-Solicitation.  In  connection  with  the
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diligent,  faithful  and  loyal discharge of the duties of Employee's employment under this Agreement, Employee agrees that so long as he is employed by the Company (whether or not pursuant to the provisions of this Agreement) he will not, directly or indirectly, be employed by, or otherwise give assistance to or be affiliated with (as an employee, consultant, independent contractor of any type, director or otherwise) any person, firm, corporation or entity which is directly or indirectly engaged in a competitive business with that carried on by the Company or any of its subsidiaries. Employee agrees that so long as he is employed by the Company, he will not own, engage in, conduct, manage, operate, participate in, be employed by or be connected in any manner whatsoever with any competitive business with that carried on by Company or any of its subsidiaries or become associated with, in any capacity, or solicit or sell to, customers of the Company or any its subsidiaries or employ or attempt to employ any current or future employee of the Company or any of its subsidiaries or induce any employee of the Company or of any of its subsidiaries to leave its employ.

     In addition, as an inducement for and as additional consideration for the Company entering into this Agreement, Employee agrees that for a period of one
(1) year commencing on the termination of employment, he will not with any other person, corporation or entity, directly or indirectly, by stock or other ownership, investment, employment, or otherwise, or in any relation whatsoever:

          (1) solicit, divert or take away or attempt to solicit, divert or take away any of the business, customers or patronage of the Company, its parent, its subsidiaries or of any of its subsidiaries;

          (2) attempt to seek or cause any customers of the Company, its parent, its subsidiaries or affiliates thereof, to refrain from continuing their patronage;

          (3) engage in any business that is competitive with that carried on by the Company, its parent company, any of the parent company's subsidiaries or Company's affiliates, including, but not limited to the business of providing lifecycle services, infrastructure solutions, enterprise consulting, staffing and recruiting services, performing outsourcing or co-sourcing services, being a value added reseller or integrator, after the date of this Agreement, within a 100 mile radius of any city within any Region in which the Company, its parent, its subsidiaries or Company affiliates have a physical office location or otherwise actively conducts business during the term of this Agreement and, without regard to any geographical limitation, any Customer account that Employee, either directly or indirectly, managed, serviced, called on, solicited or interfaced with incident to Employee's employment with Company during the one
(1)  year  prior  to  Employee's  termination.

          (4) knowingly employ or attempt to employ in any capacity any employee or agent of Company, or any of its subsidiaries.

          (5) perform services, either as an employee or as a consultant, for any competitive business.

     For purposes of this Section 8, a competitive business shall mean any person, corporation, partnership or other legal entity engaged, directly or indirectly, through subsidiaries or affiliates, in any of the following business activities:

          (i) distributing of computer hardware, software, peripheral devices, and related products and services;

          (ii) sale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;


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          (iii)   any  other  business  activity  which  can  reasonably  be determined to be competitive with the principal business activity being engaged in by the Company, its parent, or any of its subsidiaries or affiliates, including, but not limited to lifecycle services, enterprise consulting, infrastructure solutions, staffing and recruiting, outsourcing and co-sourcing services; and

          (iv) any other business activity which Company, its parent, or any of its subsidiaries or affiliates subsequently become involved in after the date of this Agreement.

     This one (1) year non-competition provision commencing on the date of Employee's termination of employment shall not be applicable if the Employee is terminated by the Company without cause pursuant to Section 10(a)(v) or if Company does not renew this Agreement after the expiration of the initial term of this Agreement or any renewal term. Provided, however, such one (1) year non-competition provision shall be applicable in any of such instances in the event Company elects in writing to compensate Employee pursuant to Section 11 of this Agreement.

     Employee has carefully read and has given careful consideration to all the terms and conditions of this Agreement and agrees that they are necessary for the reasonable and proper protection of the Company's business. The Employee acknowledges that the Company has entered into this Agreement because of Employee's promise that he will abide by and be bound by each of the terms contained in this Section 8. The Employee agrees that Company shall be entitled to injunctive relief to enforce these terms in addition to all other legal remedies. Employee acknowledges that each and every one of the terms of this provision is reasonable in all respects including their subject matter, duration, scope and the geographical area embraced herein and waives any and all right to compensation and/or benefits herein mentioned or referred to if Employee violates the provisions of this Section 8.

     Notwithstanding the foregoing, Company acknowledges that Employee has agreed to be available by telephone to his current employer, Affiliated Computer Services ("ACS"), for up to a maximum of thirty (30) days from his separation from ACS in order to assist with matters that he was involved in prior to such separation and such transition related activities shall not be construed or deemed to be a violation or breach of the restrictive covenant set forth hereinabove during such thirty (30) day period. Employee represents to Company that he shall not be compensated by ACS for any of the transition related services described in this section.

     9.     Non-Disclosure  and  Assignment  of  Confidential  Information.  The
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Employee  acknowledges  that  the  Company's  trade secrets and confidential and proprietary  information,  including  without  limitation:

          (a)     unpublished  information  concerning  the  Company's:

               (i)     research  activities  and  plans,
               (ii)    marketing  or  sales  plans,
               (iii)   pricing  or  pricing  strategies,
               (iv)    operational  techniques,
               (v)     customer  and  supplier  lists,  and
               (vi)    strategic  plans;

          (b) unpublished financial information, including unpublished information concerning revenues, profits and profit margins;

          (c)     internal  confidential  manuals;  and

          (d) any "material inside information" as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended;

all constitute valuable, special and unique proprietary and trade secret information of the Company. In recognition of this fact, the Employee agrees that the Employee will not disclose any such trade secrets or confidential or proprietary information (except (i) information which becomes publicly available without violation of this Employment Agreement, (ii) information of which the Employee did not know and should not have known was disclosed to the Employee in violation of


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
any other person's confidentiality obligation, and (iii) disclosure required in connection with any legal process), nor shall the Employee make use of any such information for the benefit of any person, firm, operation or other entity except the Company and its subsidiaries or affiliates. The Employee's obligation to keep all of such information confidential shall be in effect during and for a period of five (5) years after the termination of his employment; provided, however, that the Employee will keep confidential and will not disclose any trade secret or similar information protected under law as intangible property (subject to the same exceptions set forth in the parenthetical clause above) for so long as such protection under law is extended.

     10.     Termination.
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     (a)     The Employee's employment with the Company may be terminated at any time  as  follows:

          (i) By the Employee at his discretion, upon ninety (90) days written notice to Company;

          (ii)    By  Employee's  death;

          (iii)   By  Employee's  physical  or  mental  disability which renders
Employee  unable  to  perform  his  duties  hereunder.

          (iv) By the Company, for cause upon three (3) days written notice to Employee. For purposes of this Agreement, the term "cause" shall mean termination upon: (i) the failure by Employee to substantially perform his duties with the Company; (ii) the engaging by Employee in conduct which is materially injurious to the Company, monetarily or otherwise, including but not limited to any material misrepresentation related to the performance of his duties; (iii) the conviction of Employee of a felony or other crime involving theft or fraud, (iv) Employee's neglect or misconduct in carrying out his duties hereunder resulting, in either case, in material harm to the Company;(v) insubordination;(vi) dereliction of duties or (vii) any material breach by Employee of this Agreement.

          (v)     By  the  Company at its discretion, without cause, upon ninety
(90)  days  written  notice  to  Employee.

     (b)     Compensation  upon  Termination

          (i) In the event Employee's employment hereunder is terminated for cause, Employee shall receive his base compensation through the date of such termination and Employee shall be entitled to his accrued benefits under the terms of the plans, policies and procedures of the Company.

          (ii) In the event of termination of employment, the Employee or his estate, in the event of death, shall be entitled to his annual base salary and other benefits provided hereunder to the date of his termination. If applicable, Employee or his estate shall be entitled to receive any bonuses accrued to the date of such termination of employment and any vested incentive compensation that may be deemed due and undisputed by Company.

          (iii) In the event Employee terminates this Agreement prior to the end of the initial term or during any renewal term hereof, Employee shall forfeit and waive his right to any compensation provided to him hereunder which is not deemed due and undisputed, earned and/or vested as of the date of such termination. So long as Employee has not otherwise breached this Agreement or is not otherwise in default under the terms hereof, Employee shall be entitled to receive his base salary through his termination date, along with any bonuses accrued as of date of such termination of employment and any vested incentive compensation that may be deemed due and undisputed as of such termination date.

          (iv) In the event the Company terminates Employee's employment hereunder without cause pursuant to paragraph 10(a)(v), Employee shall continue to receive his base annual salary compensation, then in effect, for a period of six (6) months commencing on the date that Company gives written notice to Employee of its intent to terminate his employment without cause, pursuant to
Section 10(a)(v) above, provided he is not, during such time, employed by a competitor or otherwise in breach of this Agreement. Payment of any such base compensation shall be made in the ordinary course of the Company's business in accordance with its usual and customary payroll practices.


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
     11.     Payments  to  Extend  Covenant  Not to Compete of Employee.  In the
             ----------------------------------------------------------
event Company does not renew this Agreement upon the expiration of the initial term of this Agreement or any renewal term, Company shall have the option to pay Employee an amount equal to his base annual salary that was in effect prior to such non-renewal of his Employment Agreement in twelve (12) consecutive equal monthly installments commencing thirty (30) days after the date of termination of employment in consideration for Employee not competing with Company for a period of twelve (12) months from the date of the termination of his employment for any of the reasons set forth above, as applicable.

     12.     Disability.  In  the  event  that  Employee  becomes  temporarily
             ----------
disabled and/or totally and permanently disabled, physically or mentally, which renders him unable to perform his duties hereunder, Employee shall receive one hundred percent (100%) of his base annual salary (in effect at the time of such disability) for a period of one (1) year following the initial date of such disability (offset by any payments to the Employee received pursuant to disability benefit plans, if any, maintained by the Company.) Such payments shall be payable in twelve consecutive equal monthly installments and shall commence thirty (30) days after the determination by the physicians of such disability as set forth below.

     For purposes of this Agreement, Employee shall be deemed to be temporarily disabled and/or totally and permanently disabled if attested to by two qualified physicians, (one to be selected by Company and the other by Employee) competent to give opinions in the area of the disabled Employee's physical and/or mental condition. If the two physicians disagree, they shall select a third physician, whose opinion shall control. Employee shall be deemed to be temporarily disabled and/or totally and permanently disabled if he shall become disabled as a result of any medically determinable impairment of mind or body which renders it impossible for such Employee to perform satisfactorily his duties hereunder, and the qualified physician(s) referred to above certify that such disability does, in fact, exist. The opinion of the qualified physician(s) shall be given by such physician(s), in writing directed to the Company and to Employee. The physician(s) decision shall include the date that disability began, if possible, and the 12th month of such disability, if possible. The decision of such physician(s) shall be final and conclusive and the cost of such examination shall be paid by Company.

     13.     Severability.  In  case  any  one  (1) or more of the provisions or
             ------------
part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement. In such a situation, this Agreement shall be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it will be valid, legal and enforceable to the maximum extent possible.

     14.     Governing Law, Jurisdiction and  Venue.  This  Agreement  shall  be
             --------------------------------------
governed and construed under the laws of the Commonwealth of Kentucky. The parties consent to exclusive jurisdiction and venue in the state courts of Boone County, Kentucky, or if there is federal jurisdiction, the U.S. District Court for the Eastern District of Kentucky, shall have exclusive jurisdiction and venue over any dispute arising out of this Agreement.

     15.     Notices.  All  notices,  requests, demands and other communications
             -------
relating to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid:

     If to Company, to:     Pomeroy IT Solutions, Inc.
                            Attention: Legal Counsel
                            1020 Petersburg Road
                            Hebron, Kentucky 41048

     If to Employee, to the Employee's residential address, as set forth in the Company's records.

     16.     Entire Agreement.  This Agreement contains the entire understanding
             ----------------
of the parties with respect to the subject matter contained herein and may be altered, amended or superseded only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     17.     Parties in Interest.  This Agreement shall inure to the benefit and
             -------------------
shall be binding upon the Company, the Employee, and their respective successors, assigns and heirs. The rights of any party under this Agreement shall not be assignable, except that Company reserves the right to assign this Agreement to any of its affiliates or subsidiaries, without Employee's consent. Any assignee of Company shall be entitled to all rights and benefits of Company contained in this Agreement.

          The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company or the business with respect to which the duties and responsibilities of Employee are principally related, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the assumption agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     18.     Representation of Employee.  Employee represents and warrants that
             --------------------------
he is not party to or bound by any agreement or contract or subject to any restrictions including without limitation any restriction imposed in connection with previous employment which prevents Employee from entering into and performing his obligations under this Agreement.

     19.     Prior Agreement.  This Agreement shall supersede and cancel any
             ---------------
previous agreement entered into by and between the Employee and Company regarding the subject matter.

     IN WITNESS WHEREOF, this Agreement has been executed effective as of the day and year first above written.

WITNESSES:                              POMEROY IT SOLUTIONS, INC.

                                        By:  Keith M. Blachowiak
-------------------------                  ---------------------------------

                                        Title:
-------------------------                     ------------------------------


                                          /s/ Keith M. Blachowiak
-------------------------                -----------------------------------

-------------------------

                                                                       EXHIBIT A TO EMPLOYMENT AGREEMENT
                                                                       ---------------------------------
                                            KEITH BLACHOWIAK
                                  CIO & SVP OF INFORMATION TECHNOLOGY
                                             2006 PAY PLAN

Salary                    $225,000
------

Signing Bonus             50,000 options upon signing stock options fully vested with five (5) year term
-------------             25,000 options granted upon 1st anniversary (subject to three year vesting)
                          25,000 options granted upon 2nd anniversary (subject to three year vesting)


T&E Reimbursement         Discuss apartment rental & reimbursement of reasonable and customary expenses
-----------------

Communications Allowance  $250 per month
------------------------

Restricted Stock Program  Employee to be eligible after one (1) year of employment.
------------------------

Disability                one year's base salary
----------

Life Insurance            $500,000
--------------

QUARTERLY BONUS TBD (IT RELATED, E.G. SOX 404 COMPLIANCE/REMEDIATION
--------------------------------------------------------------------

X =                                  $15,000
Y =                                  $20,000
Z =                                  $25,000

QUARTERLY BONUS TBD (COMPANY RELATED)
-------------------------------------

X  =                                 $15,000
Y  =                                 $20,000
Z  =                                 $25,000

YEAR END TOTAL COMPANY BONUS
----------------------------
Minimum of X% NPBT required

> X million in sales =               25,000 + 20,000 options (2)
> Y million in sales =               50,000 + 30,000 options (2)
> Z million in sales =               75,000 + 40,000 options (2)


     (1) If terminated without cause then employee is entitled to 6 months severance.
     (2) Options are subject to a three year vesting schedule. 50% of cash consideration will vest over a three year period.

To the extent certain of the criteria for the bonus schedules above have not been finalized, the parties agree that once the applicable business plans have been finalized for the applicable fiscal periods, such criteria shall be reduced to writing, signed by both parties and made a part of this Agreement.